UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 30, 2006, PerkinElmer LAS (Germany) GmbH, (“PKI LAS”), a German subsidiary of PerkinElmer, Inc. (“PerkinElmer”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Evotec AG (“Evotec AG”) and Pfizer, Inc. to acquire the outstanding shares of Evotec Technologies GmbH (“Evotec”) and its wholly owned US subsidiary, Evotec Technologies, Inc. Under the terms of the Purchase Agreement, a second German subsidiary of PerkinElmer, PerkinElmer Instruments International Ltd. & Co. KG, also will acquire two subordinated loans granted by Evotec AG to Evotec. Evotec is a provider of high performance screening instrumentation and analysis software, which is used to accurately determine the composition of cells and cell structure.

As consideration, the PerkinElmer subsidiaries referenced above will pay Evotec AG and Pfizer, Inc. in the aggregate approximately EUR 23.6 million cash at the closing of the transaction, plus an additional amount estimated at approximately EUR 1.0 million to reflect adjustments for cash available at closing and working capital as of the closing. Payment of the consideration is subject to the establishment of escrow accounts to secure potential claims under the Purchase Agreement. PerkinElmer is also party to the Purchase Agreement as a guarantor with respect to PKI LAS’ obligations under the Purchase Agreement, including for payment of the purchase price at closing. The transaction is subject to regulatory approvals and other customary closing conditions, but is expected to be completed in the first quarter of 2007.

The Purchase Agreement contains customary representations, warranties and covenants as to the parties’ business, financial and legal obligations, as well as customary terms of indemnification between the parties. The foregoing descriptions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed with this report as Exhibit 99.1, and is incorporated herein by reference. A copy of the press release announcing the entry into the Purchase Agreement is filed with this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: December 6, 2006	By:	/s/ John L. Healy
John L. Healy, Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sale and Purchase Agreement, dated as of November 30, 2006, by and among Evotec AG, Pfizer, Inc., PerkinElmer LAS (Germany) GmbH, PerkinElmer Instruments International Ltd. & Co. KG (as the Shareholder Loans Purchaser) and PerkinElmer, Inc. (as the Purchaser’s Guarantor) (1)

99.2	Press Release dated November 30, 2006, issued by PerkinElmer, Inc. to announce the entrance into the Purchase Agreement

(1) The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.